EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of NeoGenomics, Inc.

We hereby consent to the incorporation by reference in this Registration Statement under the Securities Act of 1933 on Form S-8, of our report dated April 14, 2009, on the consolidated financial statements of NeoGenomics, Inc. as of and for the years ended December 31, 2008 and 2007, which appear in such registration statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Kingery & Crouse

Kingery & Crouse, P.A.
Tampa, Florida

June 4, 2009